Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.00001 per share, of 58.com Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

– SIGNATURES ARE ON THE FOLLOWING PAGE –

August 13, 2015
Date

BlueRun Ventures IV, L.P.
By: BRV Partners IV, L.P.
Its: General Partner

By: BRV Partners IV, Ltd.
Its: General Partner

By:	/s/ Jonathan Ebinger
Name: Jonathan Ebinger
Title: Authorized Signatory

August 13, 2015
Date

BRV Partners IV, L.P.

By: BRV Partners IV, Ltd.
Its: General Partner

By:	/s/ Jonathan Ebinger
Name: Jonathan Ebinger
Title: Authorized Signatory

August 13, 2015
Date

BRV Partners IV, Ltd.

By:	/s/ Jonathan Ebinger
Name: Jonathan Ebinger
Title: Authorized Signatory

August 13, 2015
Date

John Malloy

/s/ John Malloy
Signature

August 13, 2015
Date

Jonathan Ebinger

/s/ Jonathan Ebinger
Signature